                           Morgan, Lewis & Bockius LLP
                          1111 Pennsylvania Avenue, NW
                              Washington, DC 20004

November 8, 2006

streetTRACKS(R) Index Shares Funds
State Street Financial Center
One Lincoln Street
Boston, MA 02111

Re: Opinion of Counsel Regarding Post-Effective Amendment No. 8 to the Registration Statement Filed on Form N-1A under the Securities Act of 1933 (File Nos. 333-92106 and 811-21145)

Ladies and Gentlemen:

We have acted as counsel to streetTRACKS(R) Index Shares Funds (the "Trust"), a Massachusetts business trust, in connection with the above-referenced registration statement (as amended, the "Registration Statement"), which relates to the Trust's units of beneficial interest, with $.01 par value per share (collectively, the "Shares") of the following series of the Trust: SPDR(R) S&P Asia Pacific ETF; SPDR(R) S&P Emerging Asia Pacific ETF; SPDR(R) S&P China ETF; SPDR(R) S&P Emerging Markets ETF; SPDR(R) S&P EPAC ETF; SPDR(R) S&P Europe ETF; SPDR(R) S&P Emerging Europe ETF; SPDR(R) S&P Emerging Latin America ETF; SPDR(R) S&P Emerging Middle East & Africa ETF; SPDR(R) S&P World (ex-US) ETF; SPDR(R) S&P World (ex-US) Small Cap ETF; streetTRACKS(R) DJ Wilshire International Real Estate ETF; streetTRACKS(R) Macquarie Global Infrastructure 100 ETF; streetTRACKS(R) MSCI ACWI (ex-US) ETF; streetTRACKS(R) Russell/Nomura PRIME(TM) Japan ETF; and streetTRACKS(R) Russell/Nomura Small Cap(TM) Japan ETF. This opinion is being delivered to you in connection with the Trust's filing of Post-Effective Amendment No. 8 to the Registration Statement (the "Amendment"), to be filed with the U.S. Securities and Exchange Commission (the "Commission") pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the "1933 Act"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have reviewed, among other things, executed copies of the following documents:

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November 8, 2006
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     (a) a certificate of the Commonwealth of Massachusetts as to the existence of the Trust, which is duly authorized and validly existing under the laws of the Commonwealth of Massachusetts;

     (b) the Amended and Restated Declaration of Trust and the Amended and Restated By-Laws for the Trust and all amendments and supplements thereto (the "Declaration of Trust" and "By-Laws", respectively);

     (c) a certificate executed by Ryan M. Louvar, Assistant Secretary of the Trust, certifying as to and attaching copies of certain resolutions adopted by the Board of Trustees of the Trust authorizing the issuance of the Shares; and

     (d)  a draft of the Amendment.

In our capacity as counsel to the Trust, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Trust. We have assumed that the Amendment, as filed with the Commission, will be in substantially the form of the draft referred to in paragraph (d) above.

Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the Declaration of Trust and By-Laws, and for the consideration described in the Registration Statement, will be legally issued, fully paid and non-assessable under the laws of the Commonwealth of Massachusetts.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,


/s/ Morgan, Lewis & Bockius LLP